Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS FIRST QUARTER RESULTS

ORDERS JUMP 28% FOR SYPRIS ELECTRONICS; INCREASE 269% SEQUENTIALLY

LOUISVILLE, KY (May 19, 2026) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 5, 2026.

HIGHLIGHTS

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Orders for Sypris Electronics increased 28% year-over-year and 269% sequentially, driven by bookings supporting various missile programs, a major defense aviation program and subsea fiber-optic data network systems.

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Orders for our energy products rose 31% year-over-year and 38% sequentially, reflecting positive demand from customers involved with the export of LNG, the transmission of natural gas and the conversion of utilities to cleaner-burning fuels.

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During the quarter, Sypris Electronics announced that it had been awarded a follow-on contract to produce and test space-grade circuit card assemblies for use in the Orion spacecraft supporting the missions of NASA’s Artemis program, with production expected to continue through 2027.

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During the quarter, Sypris Technologies announced that it entered into a long-term, sole-source agreement with a global truck OEM to supply certain critical components for use in its proprietary advance automated manual transmission for heavy trucks in North America. Production is expected to begin in 2027.

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Sypris Technologies also announced a long-term, sole-source contract extension to provide drivetrain components for a leading tier-one manufacturer serving the North American heavy truck and all-terrain vehicle markets.

“The escalation of the conflict in the Middle East has increased demand for inventory replenishment and technology upgrades, thereby placing a premium on the industry’s ability to scale rapidly and efficiently,” commented Jeffrey T. Gill, President and Chief Executive Officer. “We expect Sypris Electronics, with its advanced production capabilities, deep, experienced technical organization and strong market position, to continue benefiting from this demand. While material availability and a series of short-term issues impacted our performance during the first quarter, we are optimistic these issues will be resolved going forward.

“Orders for our energy products increased 31% year-over-year and 38% sequentially, with demand still outstanding on several large projects. Additional growth opportunities may emerge from new global projects aimed at meeting increasing LNG demand, including support for the expected surge in electricity demand from AI-related data centers. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.

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Sypris Reports First Quarter Results

May 19, 2026

“At Sypris Technologies, the downturn we experienced during the second half of 2025 and into the first quarter of 2026 from customers in some of our transportation-related markets appears to be nearing an end, and we expect the inventory replenishment cycle to accelerate as we move through 2026 with demand expected to increase sequentially.”

First Quarter Results

The Company reported revenue of $25.8 million for the first quarter of 2026 compared to $29.5 million for the prior-year comparable period. Additionally, the Company reported a net loss of $4.1 million, or $0.18 per share, compared with $0.9 million, or $0.04 per share, for the prior-year period. Results for the first quarter of 2026 included $2.4 million in increased expenses for healthcare, unabsorbed overhead, foreign exchange variances, charges for scrap and rework and accruals for excess and obsolete inventory as compared to the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $12.4 million in the first quarter of 2026 compared to $13.6 million for the prior-year comparable period. This decline reflects the downturn in the commercial vehicle market and the impact of customers adjusting inventory to align with OEM build schedules. This was partially offset by strong energy product sales compared with the prior-year period. Gross profit for the first quarter of 2026 was $1.4 million compared to $2.1 million for the same period in 2025. Gross profit for the first quarter of 2026 was pressured by lower volumes and unfavorable foreign exchange rates compared with the prior-year period.

Sypris Electronics

Revenue for Sypris Electronics was $13.4 million in the first quarter of 2026 compared to $15.9 million for the prior-year period as a result of material availability issues in addition to customer design changes on certain new programs, which pushed out delivery dates. Gross profit for the first quarter of 2026 was a loss of $0.6 million compared with a profit of $1.3 million for the same period in 2025. Some of the material availability issues have delayed certain customer deliveries, limited our ability to ramp up production in response to customer demand for certain products, and caused out-of-sequence manufacturing, which increases costs and decreases operational efficiency.

Outlook

Commenting on the future, Mr. Gill added, “We expect the challenging operating environment to improve as we move through 2026. With a strong backlog and new program wins, we are confident that our future has the potential to be very positive. We are closely monitoring customer demand and forward-looking signals, and we believe our long-standing track record of resilience will allow us to successfully navigate any headwinds.”

About Sypris Solutions

Sypris Solutions provides products and engineering, design, and manufacturing services for a variety of critical infrastructure sectors, including energy, space, communications, defense, transport, chemical, and water. Sypris serves its customers globally through its operations located in North America. For more information about the Company, please visit its website at www.sypris.com.

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Sypris Reports First Quarter Results

May 19, 2026

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our ability to maintain compliance with the Nasdaq listing standards, including without limitation minimum closing bid price and stockholders’ equity; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from military hostilities between Russia and Ukraine, Israel and Hamas, and the U.S., Israel and Iran, or other tensions in the Middle East, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cybersecurity threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports First Quarter Results

May 19, 2026

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	April 5,	March 30,
	2026	2025
	(Unaudited)
Revenue	$25,811	$29,508
Net loss	$(4,126)	$(899)
Loss per common share:
Basic	$(0.18)	$(0.04)
Diluted	$(0.18)	$(0.04)
Weighted average shares outstanding:
Basic	22,329	22,140
Diluted	22,329	22,140

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Sypris Reports First Quarter Results

May 19, 2026

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended
	April 5,	March 30,
	2026	2025
	(Unaudited)
Net revenue:
Sypris Technologies	$12,412	$13,573
Sypris Electronics	13,399	15,935
Total net revenue	25,811	29,508
Cost of sales:
Sypris Technologies	10,993	11,466
Sypris Electronics	13,997	14,676
Total cost of sales	24,990	26,142
Gross profit (loss):
Sypris Technologies	1,419	2,107
Sypris Electronics	(598)	1,259
Total gross profit	821	3,366
Selling, general and administrative	4,423	3,496
Operating loss	(3,602)	(130)
Interest expense, net	530	302
Other expense, net	140	165
Loss before taxes	(4,272)	(597)
Income tax (benefit) expense, net	(146)	302
Net loss	$(4,126)	$(899)
Loss per common share:
Basic	$(0.18)	$(0.04)
Diluted	$(0.18)	$(0.04)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	22,329	22,140
Diluted	22,329	22,140

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Sypris Reports First Quarter Results

May 19, 2026

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	April 5,	December 31,
	2026	2025
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$4,847	$6,770
Accounts receivable, net	9,519	9,846
Inventory, net	52,522	52,463
Other current assets	10,926	10,808
Total current assets	77,814	79,887
Property, plant and equipment, net	15,566	16,004
Operating lease right-of-use assets	7,127	7,333
Other assets	4,734	4,587
Total assets	$105,241	$107,811
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,932	$10,270
Accrued liabilities	49,938	49,428
Operating lease liabilities, current portion	1,281	1,019
Finance lease obligations, current portion	606	622
Equipment financing obligations, current portion	513	526
Working capital line of credit	500	500
Loan payable, current portion	195	-
Note payable - related party, current portion	2,000	-
Total current liabilities	64,965	62,365

Operating lease liabilities, net of current portion	6,420	6,673
Finance lease obligations, net of current portion	3,926	4,021
Equipment financing obligations, net of current portion	782	846
Loan payable, net of current portion	889	-
Note payable - related party	9,992	11,993
Other liabilities	4,427	4,123
Total liabilities	91,401	90,021
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,013,013 shares issued and 22,991,500 outstanding in 2026 and 23,051,483 shares issued and 23,029,970 outstanding in 2025	230	230
Additional paid-in capital	158,203	157,996
Accumulated deficit	(129,076)	(124,950)
Accumulated other comprehensive loss	(15,517)	(15,486)
Treasury stock, 21,513 in 2026 and 2025	-	-
Total stockholders’ equity	13,840	17,790
Total liabilities and stockholders’ equity	$105,241	$107,811

Note: The balance sheet at December 31, 2025, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports First Quarter Results

May 19, 2026

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Three Months Ended
	April 5,	March 30,
	2026	2025
	(Unaudited)
Cash flows from operating activities:
Net loss	$(4,126)	$(899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	760	699
Deferred income taxes	-	129
Stock-based compensation expense	320	301
Deferred loan costs amortized	1	1
Provision for excess and obsolete inventory	276	64
Non-cash lease expense	207	251
Other noncash items	20	59
Contributions to pension plans	(69)	(80)
Changes in operating assets and liabilities:
Accounts receivable	327	(1,317)
Inventory	(350)	4,074
Other assets, current and non-current	(280)	2,156
Accounts payable	(315)	(2,372)
Accrued and other liabilities	890	(8,600)
Net cash used in operating activities	(2,339)	(5,534)
Cash flows from investing activities:
Capital expenditures	(231)	(3)
Net cash used in investing activities	(231)	(3)
Cash flows from financing activities:
Proceeds from loan payable	1,159	-
Proceeds from note payable - related party	-	3,000
Principal payments on loan payable	(76)	-
Principal payments on finance lease obligations	(150)	(365)
Principal payments on equipment financing obligations	(133)	(138)
Indirect repurchase of shares for minimum statutory tax withholdings	(113)	-
Net cash provided by financing activities	687	2,497
Effect of exchange rate changes on cash balances	(40)	(11)
Net decrease in cash and cash equivalents	(1,923)	(3,051)
Cash and cash equivalents at beginning of period	6,770	9,675
Cash and cash equivalents at end of period	$4,847	$6,624

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